CONSENT OF COUNSEL

I hereby consent to the use of my name as legal counsel in the Form 10SB12G Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 by NORTH SHORE CAPITAL III, INC.

GERARD M. WERNER, P.C.

/s/ Gerard M. Werner

By:___________________
GERARD M. WERNER, ESQ.

Springfield, VA